UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2013 (Date of earliest event reported)
Theravance, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30319 (Commission File Number)	94-3265960 (IRS Employer Identification Number)

901 Gateway Boulevard, South San Francisco, CA (Address of principal executive offices)		94080 (Zip Code)
650-808-6000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 13, 2013 Theravance, Inc. ("Theravance") and Elan Corporation, plc ("Elan") announced that they entered into a royalty participation agreement wherein Elan will purchase a participation interest in potential future royalty payments related to four respiratory programs partnered with GlaxoSmithKline plc (GSK): RELVAR(TM) ELLIPTA(TM)/BREO(TM) ELLIPTA(TM), ANORO(TM) ELLIPTA(TM), MABA (Bifunctional Muscarinic Antagonist-Beta2 Agonist) monotherapy (GSK961081), and vilanterol (VI) monotherapy. Under the terms of the agreement, Elan will make a one-time cash payment of $1.0 billion to Theravance in exchange for a 21% participation interest in the potential future royalty payments from the four programs when, as and if received by Theravance. The transaction is not subject to any material conditions, other than approval by Elan's shareholders. Elan plans to promptly prepare the required documentation to enable a shareholder vote, which Elan has agreed to hold within 35 days. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release dated May 13, 2013

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2013	THERAVANCE, INC. By: /s/ Michael W. Aguiar Michael W. Aguiar Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release dated May 13, 2013